Exhibit 99.1

Booking Holdings Reports Financial Results for 3rd Quarter 2024

NORWALK, CT – October 30, 2024. . . Booking Holdings Inc. (NASDAQ: BKNG) (the "Company," "we," "our," or "us") today reported its third quarter 2024 financial results:
•Room nights booked increased 8% from the prior-year quarter.
•Gross travel bookings, which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations, were $43.4 billion, an increase of 9% from the prior-year quarter.
•Total revenues were $8.0 billion, an increase of 9% from the prior-year quarter.
•Net income was $2.5 billion, which was in line with the prior-year quarter.
•Net income per diluted common share (EPS) was $74.34, an increase of 7% from the prior-year quarter.
•Adjusted Net income was $2.8 billion, an increase of 9% from the prior-year quarter.
•Adjusted Net income per diluted common share (Adjusted EPS) was $83.89, an increase of 16% from the prior-year quarter.
•Adjusted EBITDA was $3.7 billion, an increase of 12% from the prior-year quarter.
During the quarter, the Company recorded a $365 million accrual related to the proposed settlement of certain Italian indirect tax matters, which has been excluded from Adjusted Net income and Adjusted EBITDA. In addition, the Company recorded a reduction of $250 million to income tax expense based upon a recent U.S. Tax Court decision, which has been excluded from Adjusted Net income. For more information regarding these matters, see Notes 11 and 13 to the Unaudited Consolidated Financial Statements to be filed with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.
The section below under the heading "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, including Adjusted Net income, Adjusted EPS, and Adjusted EBITDA, and the attached financial and statistical supplement reconciles non-GAAP financial results with Booking Holdings' financial results under GAAP.
"We are pleased to report third quarter room night growth of 8%, which exceeded our prior expectations, driven primarily by stronger performance in Europe," said Glenn Fogel, Chief Executive Officer of Booking Holdings. "We continue to make progress against our strategic initiatives while driving cost efficiency in our business, which I believe will position our company well for the long term."
Fourth Quarter Dividend
Our Board of Directors declared a cash dividend of $8.75 per share, payable on December 31, 2024, to stockholders of record as of the close of business on December 6, 2024.

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Unaudited Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: Adjusted Net income (loss), Adjusted EPS, Adjusted EBITDA, and Free cash flow (Net cash provided by (used in) operating activities less capital expenditures). The Company also uses information on (i) the impact of the adjustments required to compute Adjusted Net income (loss) and Adjusted EBITDA on Sales and other expenses, General and administrative expenses, Depreciation and amortization expenses, Interest and dividend income, Other income (expense), net, and Income tax expense, as reported in the Company's consolidated statements of operations, as applicable, and (ii) Adjusted fixed operating expenses, which is Total operating expenses, as reported in the Company's consolidated statements of operations, adjusted to exclude (a) certain operating expenses which are generally more likely to vary based on changes in business volumes and (b) amounts which are excluded in the computation of Adjusted EBITDA. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular Adjusted Net income (loss), Adjusted EBITDA and Free cash flow, are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for Operating income (loss), Net income (loss) or Net cash provided by (used in) operating activities as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Adjusted Net income (loss) is Net income (loss) with the following adjustments:
•excludes accruals related to the Netherlands pension fund matter (recorded during the year ended December 31, 2023),
•excludes accruals related to the fine imposed by the Spanish competition authority,
•excludes accruals related to settlements of certain indirect tax matters,
•excludes the termination fee related to an acquisition agreement,
•excludes amortization expense of intangible assets,
•excludes gains and losses on equity securities with readily determinable fair values,
•     excludes the impact, if any, of significant gains and losses on the sale of and impairment and credit losses on investments in available-for-sale debt securities and significant gains and losses on the sale of and impairment and other valuation adjustments on investments in equity securities without readily determinable fair values,
•excludes foreign currency transaction gains and losses on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and debt-related foreign currency derivative instruments used as economic hedges,
•excludes accruals related to the Canadian digital services taxes for the years ended December 31, 2022 and 2023 enacted in June 2024 with retrospective effect,
•excludes interest received on tax payments refunded pursuant to settlement with authorities,
•excludes adjustments to the one-time deemed repatriation income tax liability resulting from the U.S. Tax Cuts and Jobs Act ("Tax Act") enacted in December 2017,
•excludes the impact of net unrecognized tax benefits related to certain income tax matters, and

•     the income tax impact of the non-GAAP adjustments mentioned above and changes in tax estimates, as applicable.
In the event the Company reports a GAAP Net income but an Adjusted Net loss, dilutive shares that are included in the GAAP weighted-average number of diluted common shares outstanding are excluded from the non-GAAP weighted-average number of diluted common shares outstanding. In the event the Company reports a GAAP Net loss but an Adjusted Net income, anti-dilutive shares that are excluded from the GAAP weighted-average number of diluted common shares outstanding are included in the non-GAAP weighted-average number of diluted common shares outstanding.
In addition to the adjustments listed above regarding Adjusted Net income (loss), Adjusted EBITDA excludes depreciation expense, interest expense, and to the extent not included in the adjustments listed above, interest and dividend income, and income tax expense (benefit).
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis. We calculate constant currency based on the predominant transactional currency in each country, converting our current-year period results in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three and nine months ended September 30, 2024 and 2023. We are not able to provide a reconciliation between forward-looking Adjusted EBITDA and GAAP Net income (loss) because we cannot predict certain components of such reconciliation without unreasonable effort as they arise from events in future periods.

Information About Forward-Looking Statements
This press release contains forward-looking statements, which reflect the views of the Company's management regarding current expectations based on currently available information about future events. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, such as: adverse changes in market conditions for travel services; the effects of competition; the Company's ability to manage growth and expand; adverse changes in relationships with third parties on which the Company depends; success of the Company's marketing efforts; rapid technological and other market changes; the Company's ability to attract and retain qualified personnel; impacts of impairments and changes in accounting estimates; and other business and industry changes. Other risks and uncertainties relate to cyberattacks and information security; taxes; laws and regulations; the Company's facilitation of payments; foreign currency exchange rates; the Company's debt levels and stock price volatility; and the success of the Company's investments and acquisition strategy. For a detailed discussion of these and other risk factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements included in this press release, refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
We will be posting our prepared remarks and a summary earnings presentation to the Booking Holdings investor relations website after the conclusion of the earnings call.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world's leading provider of online travel and related services, provided to consumers and local partners in more than 220 countries and territories through five primary consumer-facing brands: Booking.com, Priceline, Agoda, KAYAK and OpenTable. The mission of Booking Holdings is to make it easier for everyone to experience the world. For more information, visit BookingHoldings.com and follow us on X @BookingHoldings.
###
For Press Information: Leslie Cafferty communications@bookingholdings.com
For Investor Relations: John Longstreet ir@bookingholdings.com
#BKNG_Earnings

Booking Holdings Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,775	$12,107
Short-term investments (Available-for-sale debt securities: Amortized cost of $580 at December 31, 2023)	—	576
Accounts receivable, net (Allowance for expected credit losses of $131 and $137, respectively)	3,649	3,253
Prepaid expenses, net	490	644
Other current assets	615	454
Total current assets	20,529	17,034
Property and equipment, net	882	784
Operating lease assets	600	705
Intangible assets, net	1,450	1,613
Goodwill	2,838	2,826
Long-term investments	500	440
Other assets, net	1,179	940
Total assets	$27,978	$24,342
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$4,065	$3,480
Accrued expenses and other current liabilities	5,287	4,635
Deferred merchant bookings	4,907	3,254
Short-term debt	2,419	1,961
Total current liabilities	16,678	13,330
Deferred income taxes	191	258
Operating lease liabilities	508	599
Long-term U.S. transition tax liability	257	515
Other long-term liabilities	204	161
Long-term debt	13,793	12,223
Total liabilities	31,631	27,086
Commitments and contingencies
Stockholders' deficit:
Common stock, $0.008 par value, Authorized shares: 1,000,000,000 Issued shares: 64,265,798 and 64,048,000, respectively	—	—
Treasury stock: 31,089,462 and 29,650,351 shares, respectively	(46,734)	(41,426)
Additional paid-in capital	7,635	7,175
Retained earnings	35,749	31,830
Accumulated other comprehensive loss	(303)	(323)
Total stockholders' deficit	(3,653)	(2,744)
Total liabilities and stockholders' deficit	$27,978	$24,342

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Merchant revenues	$4,972	$3,945	$10,806	$8,467
Agency revenues	2,753	3,135	6,660	7,346
Advertising and other revenues	269	261	802	768
Total revenues	7,994	7,341	18,268	16,581
Operating expenses:
Marketing expenses	2,151	2,022	5,700	5,340
Sales and other expenses	872	807	2,370	2,094
Personnel, including stock-based compensation of $148, $128, $432, and $369, respectively	868	788	2,501	2,262
General and administrative	575	305	873	821
Information technology	194	187	564	468
Depreciation and amortization	155	129	434	370
Total operating expenses	4,815	4,238	12,442	11,355
Operating income	3,179	3,103	5,826	5,226
Interest expense	(305)	(254)	(788)	(689)
Interest and dividend income	327	289	863	783
Other income (expense), net	(332)	11	(173)	(250)
Income before income taxes	2,869	3,149	5,728	5,070
Income tax expense	352	638	914	1,003
Net income	$2,517	$2,511	$4,814	$4,067
Net income applicable to common stockholders per basic common share	$75.37	$70.62	$142.38	$111.09
Weighted-average number of basic common shares outstanding (in 000's)	33,401	35,570	33,814	36,615
Net income applicable to common stockholders per diluted common share	$74.34	$69.80	$140.45	$110.02
Weighted-average number of diluted common shares outstanding (in 000's)	33,864	35,987	34,278	36,971

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Nine Months Ended September 30,
	2024	2023
OPERATING ACTIVITIES:
Net income	$4,814	$4,067
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	434	370
Provision for expected credit losses and chargebacks	292	224
Deferred income tax benefit	(75)	(409)
Net (gains) losses on equity securities	(27)	151
Stock-based compensation expense	432	369
Operating lease amortization	114	120
Unrealized foreign currency transaction losses (gains) related to Euro-denominated debt	108	(2)
Other	—	3
Changes in assets and liabilities:
Accounts receivable	(651)	(1,506)
Prepaid expenses and other current assets	12	96
Deferred merchant bookings and other current liabilities	2,308	2,644
Other	(159)	(129)
Net cash provided by operating activities	7,602	5,998
INVESTING ACTIVITIES:
Proceeds from sale and maturity of investments	590	1,785
Additions to property and equipment	(353)	(251)
Other investing activities	(33)	(9)
Net cash provided by investing activities	204	1,525
FINANCING ACTIVITIES:
Proceeds from the issuance of long-term debt	2,959	1,893
Payment on maturity of debt	(1,114)	(500)
Payments for repurchase of common stock	(5,282)	(7,889)
Dividends paid	(885)	—
Proceeds from exercise of stock options	11	122
Other financing activities	(36)	(45)
Net cash used in financing activities	(4,347)	(6,419)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	214	(29)
Net increase in cash and cash equivalents and restricted cash and cash equivalents	3,673	1,075
Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period	12,135	12,251
Total cash and cash equivalents and restricted cash and cash equivalents, end of period	$15,808	$13,326

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In millions, except share and per share data) (1)

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED EPS		Three Months Ended September 30,		Nine Months Ended September 30,
		2024	2023	2024	2023
	Net income	$2,517	$2,511	$4,814	$4,067

(a)	Adjustment to accruals related to the fine imposed by the Spanish competition authority	—	—	(78)	—
(b)	Accruals related to settlements of indirect tax matters	365	—	365	62
(c)	Termination fee related to an acquisition agreement	—	90	—	90
(d)	Amortization of intangible assets	55	55	166	166
(e)	Net (gains) losses on equity securities	(32)	(16)	(27)	151
(f)	Foreign currency transaction losses (gains) on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments	329	(36)	94	(2)
(g)	Adjustment to one-time deemed repatriation income tax liability resulting from the Tax Act and related net unrecognized tax benefit	(250)	—	(250)	—
(h)	Other	—	—	17	(31)
(i)	Tax impact of Non-GAAP adjustments	(144)	(4)	(117)	(71)
	Adjusted Net income	$2,841	$2,602	$4,985	$4,433
	GAAP and Non-GAAP weighted-average number of diluted common shares outstanding (in 000's)	33,864	35,987	34,278	36,971
	Net income applicable to common stockholders per diluted common share (EPS)	$74.34	$69.80	$140.45	$110.02
	Adjusted Net income applicable to common stockholders per diluted common share (Adjusted EPS)	$83.89	$72.32	$145.42	$119.92

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA		Three Months Ended September 30,		Nine Months Ended September 30,
		2024	2023	2024	2023
	Net income	$2,517	$2,511	$4,814	$4,067

(a)	Adjustment to accruals related to the fine imposed by the Spanish competition authority	—	—	(78)	—
(b)	Accruals related to settlements of indirect tax matters	365	—	365	62
(c)	Termination fee related to an acquisition agreement	—	90	—	90
(j)	Depreciation and amortization	155	129	434	370
(j)	Interest and dividend income	(327)	(289)	(863)	(783)
(j)	Interest expense	305	254	788	689
(e)	Net (gains) losses on equity securities	(32)	(16)	(27)	151
(f)	Foreign currency transaction losses (gains) on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments	329	(36)	94	(2)
(h)	Other	—	—	17	—
(j)	Income tax expense	352	638	914	1,003
	Adjusted EBITDA	$3,665	$3,284	$6,458	$5,648
	Net income as a % of Total Revenues	31.5%	34.2%	26.4%	24.5%
	Adjusted EBITDA as a % of Total Revenues	45.8%	44.7%	35.4%	34.1%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW		Nine Months Ended September 30,
		2024	2023
	Net cash provided by operating activities	$7,602	$5,998
(k)	Additions to property and equipment	(353)	(251)
	Free cash flow	$7,249	$5,746
	Net cash provided by operating activities as a % of Total Revenues	41.6%	36.2%
	Free cash flow as a % of Total Revenues	39.7%	34.7%

(1) Amounts may not total due to rounding.

Notes:
(a)	Adjustment to accruals related to the fine imposed by the Spanish competition authority are recorded in General and administrative expenses and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA.
(b)	Accruals related to settlements of certain indirect tax matters are recorded in General and administrative expenses and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA. During the quarter, the Company recorded a $365 million accrual related to the proposed settlement of certain Italian indirect tax matters.
(c)	Termination fee related to the acquisition agreement for the Etraveli Group is recorded in General and administrative expenses and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA.
(d)	Amortization of intangible assets is recorded in Depreciation and amortization expenses and excluded from Net income to calculate Adjusted Net income.
(e)	Net (gains) losses on equity securities with readily determinable fair values and impairments of investments in equity securities are recorded in Other income (expense), net and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA.
(f)	Foreign currency transaction losses (gains) on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and debt-related foreign currency derivative instruments used as economic hedges are recorded in Other income (expense), net and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA.
(g)	Adjustment to one-time deemed repatriation income tax liability resulting from the Tax Act and related net unrecognized tax benefit are recorded in Income tax expense and excluded from Net income to calculate Adjusted Net income. During the quarter, the Company recorded a reduction of $250 million to income tax expense based upon a recent U.S. Tax Court decision.
(h)	For the nine months ended September 30, 2024, includes an accrual related to the Canadian digital services taxes for the years ended December 31, 2022 and 2023 enacted in June 2024 with retrospective effect, which is recorded in Sales and other expenses. For the nine months ended September 30, 2023, includes interest received on tax payments refunded pursuant to a settlement with authorities, which is recorded in Interest and dividend income and Income tax expense, as applicable.
(i)	Reflects the tax impact of Non-GAAP adjustments above and changes in tax estimates which are excluded from Net income to calculate Adjusted Net income.
(j)	Amounts are excluded from Net income to calculate Adjusted EBITDA.
(k)	Cash used for additions to property and equipment is included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in this press release under the heading "Non-GAAP Financial Measures" which provides definitions and information about the use of non-GAAP financial measures. Additional information on the impact of the adjustments above on Sales and other expenses, General and administrative expenses, Depreciation and amortization expenses, Interest and dividend income, Other income (expense), net, and Income tax expense, as applicable, are presented in the following pages. The reconciliation of Total operating expenses to Adjusted fixed operating expenses is also provided.

ADDITIONAL INFORMATION ON THE IMPACT OF NON-GAAP ADJUSTMENTS
(In millions)

Sales and other expenses:	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Sales and other expenses	$872	$807	$2,370	$2,094
Accruals related to prior-period Canadian digital services taxes	—	—	(17)	—
Adjusted Sales and other expenses	$872	$807	$2,353	$2,094

General and administrative expenses:	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
General and administrative expenses	$575	$305	$873	$821
Adjustment to accruals related to the fine imposed by the Spanish competition authority	—	—	78	—
Accruals related to settlements of indirect tax matters	(365)	—	(365)	(62)
Termination fee related to an acquisition agreement	—	(90)	—	(90)
Adjusted General and administrative expenses	$210	$215	$586	$669

Depreciation and amortization expenses:	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Depreciation and amortization expenses	$155	$129	$434	$370
Amortization of intangible assets	(55)	(55)	(166)	(166)
Depreciation expenses	$100	$74	$268	$204

Interest and dividend income:	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Interest and dividend income	$327	$289	$863	$783
Interest received on refunded tax payments	—	—	—	(24)
Adjusted Interest and dividend income	$327	$289	$863	$759

Other income (expense), net:	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Other income (expense), net	$(332)	$11	$(173)	$(250)
Net (gains) losses on equity securities	(32)	(16)	(27)	151
Foreign currency transaction losses (gains) on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments	329	(36)	94	(2)
Adjusted Other income (expense), net	$(35)	$(41)	$(106)	$(101)

ADDITIONAL INFORMATION ON THE IMPACT OF NON-GAAP ADJUSTMENTS
(In millions)

Income tax expense:	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Income tax expense	$352	$638	$914	$1,003
Adjustment to one-time deemed repatriation income tax liability resulting from the Tax Act and related net unrecognized tax benefit	250	—	250	—
Interest received on refunded tax payments	—	—	—	7
Tax impact of Non-GAAP adjustments	144	4	117	71
Adjusted Income tax expense	$746	$642	$1,281	$1,081

RECONCILIATION OF TOTAL OPERATING EXPENSES TO ADJUSTED FIXED OPERATING EXPENSES	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total operating expenses	$4,815	$4,238	$12,442	$11,355
Marketing expenses	(2,151)	(2,022)	(5,700)	(5,340)
Sales and other expenses	(872)	(807)	(2,370)	(2,094)
Depreciation and amortization	(155)	(129)	(434)	(370)
Adjustment to accruals related to the fine imposed by the Spanish competition authority	—	—	78	—
Accruals related to settlements of indirect tax matters	(365)	—	(365)	(62)
Termination fee related to an acquisition agreement	—	(90)	—	(90)
Other	—	(2)	—	(4)
Adjusted fixed operating expenses	$1,272	$1,188	$3,651	$3,395

Booking Holdings Inc.
Statistical Data
Units Sold in millions and Gross Bookings and Total Revenues in billions(1)
(Unaudited)

Units Sold	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24	3Q24
Room Nights	240	211	274	268	276	231	297	287	299
Year/Year Growth	31.5%	39.5%	38.3%	8.8%	14.9%	9.2%	8.5%	7.1%	8.1%

Rental Car Days	16	14	19	20	20	15	21	22	23
Year/Year Growth	24.9%	27.6%	22.7%	24.0%	20.0%	10.7%	10.7%	10.0%	16.2%

Airline Tickets	6	6	8	9	9	9	11	11	13
Year/Year Growth	45.1%	61.5%	73.3%	58.3%	56.6%	45.8%	33.1%	27.7%	38.7%

Gross Bookings(2)	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24	3Q24
Merchant	$14.5	$13.3	$19.9	$21.1	$22.3	$18.4	$25.8	$25.8	$28.4
Agency	17.6	14.0	19.5	18.6	17.5	13.3	17.8	15.6	15.1
Total	$32.1	$27.3	$39.4	$39.7	$39.8	$31.7	$43.5	$41.4	$43.4

Gross Bookings Year/Year Growth (Decline)
Merchant	64.6%	85.9%	81.0%	39.9%	53.5%	38.7%	29.3%	22.3%	27.3%
Agency	18.4%	18.2%	19.7%	(4.5)%	(0.4)%	(5.3)%	(8.9)%	(16.0)%	(14.0)%
Total	35.6%	43.6%	44.5%	14.9%	24.0%	16.1%	10.4%	4.4%	9.1%
Constant-currency Basis	50%	56%	51%	15%	20%	13%	10%	6%	9%

	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24	3Q24
Total Revenues	$6.1	$4.0	$3.8	$5.5	$7.3	$4.8	$4.4	$5.9	$8.0
Year/Year Growth	29.4%	35.8%	40.2%	27.2%	21.3%	18.1%	16.9%	7.3%	8.9%
Constant-currency Basis	44%	47%	46%	27%	16%	15%	17%	9%	9%

(1)Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.